UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2026
LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963		20-3717839
(State or other jurisdictions of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

4707 Executive Drive,	San Diego,	California	92121
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:

(800)	877-7210
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 14, 2026, the Board of Directors (the “Board”) of LPL Financial Holdings Inc. (the “Company”) amended and restated the Company’s Seventh Amended and Restated Bylaws (as so amended and restated, the “Eighth Amended and Restated Bylaws”). The Eighth Amended and Restated Bylaws are effective as of May 14, 2026.

The amendments: (i) align the Company’s bylaws with developments in Delaware law and jurisprudence; (ii) clarify the Board’s authority to postpone, reschedule or cancel any annual or special meeting of stockholders previously scheduled by the Board; (iii) codify certain procedures on director qualifications; (iv) revise the procedural and disclosure requirements applicable to stockholders’ director nominations and proposals for other business; (v) clarify the powers of the Board and the chair of a stockholder meeting to regulate conduct at a meeting; and (vi) add bylaws allowing the Board to operate with reduced procedural requirements during an emergency, as defined in the Delaware General Corporation Law. The Eighth Amended and Restated Bylaws also implement certain other ministerial and conforming changes.

The foregoing description does not purport to be complete and is qualified in its entirety by the complete text of the Eighth Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2026 annual meeting of stockholders (the “Annual Meeting”) on May 14, 2026. The stockholders of the Company considered and acted upon the following proposals at the Annual Meeting:

1. Election of Directors. By the vote reported below, the stockholders elected the following eleven nominees to serve as directors of the Company for a term to end at the 2027 annual meeting of stockholders:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Edward C. Bernard	73,572,761	187,838	22,636	3,118,380
H. Paulett Eberhart	70,860,973	2,904,700	17,562	3,118,380
William F. Gavin Jr.	72,500,334	1,130,779	152,122	3,118,380
Somesh Khanna	73,391,613	228,822	162,800	3,118,380
Albert J. Ko	73,619,735	139,076	24,424	3,118,380
Allison H. Mnookin	72,609,113	1,149,179	24,943	3,118,380
Anne M. Mulcahy	69,201,101	4,559,791	22,343	3,118,380
James S. Putnam	71,980,089	1,792,023	11,123	3,118,380
Richard P. Schifter	71,700,045	2,058,128	25,062	3,118,380
Richard Steinmeier	73,390,461	378,840	13,934	3,118,380
Corey E. Thomas	72,717,848	913,565	151,822	3,118,380

2. Ratification of the Appointment of Deloitte & Touche LLP. The stockholders ratified the appointment of Deloitte & Touche LLP by the audit and risk committee of the Board as the Company’s independent registered public accounting firm for the current fiscal year. 74,181,254 shares voted for the proposal; 2,709,657 shares voted against the proposal; and 10,704 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

3. Advisory Vote on Named Executive Officer Compensation. The stockholders approved, on an advisory, non-binding basis, the compensation paid to the named executive officers of the Company, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 2, 2026 relating to the Annual Meeting. 72,623,489 shares voted for the proposal; 1,117,499 shares voted against the proposal; and 42,247 shares abstained from voting on the proposal. There were 3,118,380 broker non-votes on the proposal.

4. Adoption of Charter Amendment to Remove Supermajority Voting Requirements. The stockholders approved the adoption of an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to eliminate supermajority voting requirements, eliminate obsolete provisions and make certain non-substantive changes. 73,659,958 shares voted for the proposal; 111,047 shares voted against the proposal; and 12,230 shares abstained from voting on the proposal. There were 3,118,380 broker non-votes on the proposal.

5. Adoption of Charter Amendment to Provide for Officer Exculpation. The stockholders approved the adoption of amendments to the Charter to provide for officer exculpation to the fullest extent permitted by Delaware law. 60,866,391 shares voted for the proposal; 12,880,740 shares voted against the proposal; and 36,104 shares abstained from voting on the proposal. There were 3,118,380 broker non-votes on the proposal.

6. Adoption of Charter Amendment to Remove the Corporate Opportunities Provision. The stockholders approved the adoption of amendments to the Charter to remove the corporate opportunities provision of the Charter.
73,656,924 shares voted for the proposal; 102,896 shares voted against the proposal; and 23,415 shares abstained from voting on the proposal. There were 3,118,380 broker non-votes on the proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Eighth Amended and Restated Bylaws of LPL Financial Holdings Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Robert S. Hatfield III
Name: Robert S. Hatfield III
Title: Secretary

Dated: May 15, 2026